UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/15/2009

Bluegreen Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19292

MA	03-0300793
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, FL 33431
(Address of principal executive offices, including zip code)

561-912-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Our current debt facilities include a note payable secured by land at our Williamsburg resort and an unsecured line-of-credit from Wachovia Bank, N.A. These facilities were scheduled to mature on December 15, 2009 (at which time the outstanding borrowings under the facilities were $10.5 million and $15.7 million, respectively); however, we recently agreed to an extension of the maturities of these facilities to January 31, 2010. As previously disclosed, we have entered into a non-binding term sheet with Wells Fargo Foothill, LLC and Wachovia Bank, N.A. to refinance these and other existing Wachovia borrowings. The refinancing of the facilities contemplated by the term sheet is subject to certain conditions precedent and further approvals. There can be no assurance that we will be successful in refinancing the facilities in accordance with the terms and conditions contained in the term sheet, or on terms otherwise favorable to us, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluegreen Corporation

Date: December 16, 2009	By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, Chief Financial Officer and Treasurer